SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2001

Electrosource, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0–16323 (Commission File Number)	74-2466304 (IRS Employer Identification No.)
2809 IH 35 South San Marcos, Texas (Address of principal executive offices)	78666 (Zip Code)

Registrant’s telephone number, including area code: (512) 753–6500

Page 1 of 2 Pages

Item 5.  Other Events

The Company announced today its Board of Directors has ratified a Distribution Agreement, Basic Ordering Agreement, Incentive Agreement and License Agreement between the Company and Horizon Batteries, Inc.  The Agreements allow Horizon Batteries, Inc. to purchase and globally distribute the Company’s array of battery products in certain markets.  The Agreements also allow Horizon Batteries, Inc. to acquire five-year warrants for up to 12,000,000 shares of the Company’s common stock upon the purchase and payment for $120,000,000 of the Company’s battery products.  The warrants will be issued ratably as the distributor purchases and tenders payment for the Company’s battery products.

In addition, the Company announced that its Board of Directors has ratified a financing plan that authorizes management to obtain up to six million dollars of working capital for the Corporation by borrowing, through sale of the Corporation’s common stock, or through a combination of borrowing and common stock sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.

By:  __________/s/________________

                      Donald C. Perriello

    Donald C. Perriello

    Chief Accounting Officer

    Assistant Corporate Secretary

Date:   August 1, 2001